SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. 1)

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

ALLIANCE GAMING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

     The Definitive Proxy Statement of Alliance Gaming Corporation, filed with the Securities and Exchange Commission on October 28, 2002, incorrectly listed the number of shares owned by Robert Miodunski, President and Chief Executive Officer. This revised Definitive Proxy Statement corrects the previously filed Definitive Proxy Statement by increasing the number of shares owned by Mr. Robert Miodunski to 201,542.

6601 South Bermuda Road

Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 3, 2002

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Alliance Gaming Corporation (the “Company”) will be held at Four Seasons Hotel, 3960 Las Vegas Boulevard South, Las Vegas, Nevada, on December 3, 2002, at 10:00 a.m., local time, for the following purposes:

1. To elect three directors to serve until the expiration of their respective terms and until their respective successors shall be elected and shall qualify,

2. To authorize and approve an amendment to the Company’s 2001 Long Term Incentive Plan (the “Plan”) to increase the number of shares of the Common Stock issuable thereunder by 2,000,000 shares,

3. To ratify the appointment of the firm of Deloitte & Touche LLP as the independent public accountants of the Company for the fiscal year ending June 30, 2003, and

4. To consider such other matters that may properly be before the meeting.

      The Board of Directors has fixed the close of business on November 1, 2002, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

      We hope that you are able to attend the Meeting, but, in any event, please sign, date and return promptly the enclosed proxy in the envelope so that your shares may be voted at the Meeting.

By Order of the Board of Directors

Mark Lerner
Senior Vice President and Secretary

Las Vegas, Nevada

November 1, 2002

PROXY STATEMENT
INTRODUCTION
PROPOSAL NO. 1:
PROPOSAL NO. 2:
PROPOSAL NO. 3:
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS

ALLIANCE GAMING CORPORATION

PROXY STATEMENT

INTRODUCTION

General

      The enclosed proxy is solicited by the Board of Directors of Alliance Gaming Corporation (the “Company”) in connection with the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 10:00 a.m., local time, at Four Seasons Hotel, 3960 Las Vegas Boulevard South, Las Vegas, Nevada, on December 3, 2002, and any adjournment or postponement thereof. At the Meeting, stockholders will be asked to vote on the following matters:

1. To elect three directors to serve until the expiration of their respective terms and until their respective successors shall be elected and shall qualify,

2. To authorize and approve an amendment to the Plan to increase the number of shares of the Common Stock issuable thereunder by 2,000,000 shares,

3. To ratify the appointment of the firm of Deloitte & Touche LLP as the independent public accountants of the Company for the fiscal year ending June 30, 2003, and

4. To consider such other matters that may properly be before the meeting.

      It is expected that this Proxy Statement and accompanying proxy card will first be mailed to stockholders on or about November 4, 2002.

      The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of shares of Common Stock. In addition to the use of the mail, directors, officers, employees and certain stockholders of the Company, none of whom will receive additional compensation therefor, may solicit proxies on behalf of the Company personally, by telephone or by facsimile transmission. The Company will also employ Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 (telephone: 1-888-750-5834), to assist in soliciting proxies for a fee of $10,000, plus-out-of pocket expenses.

      The Company’s executive offices are located at 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 270-7600.

Number of Shares Outstanding and Voting

      All shares represented by the accompanying proxy, if the proxy is properly executed and returned, will be voted as specified by the stockholder. If no contrary instructions are given, such shares will be voted to elect the three director nominees named herein for the terms stated herein. Any stockholder has the power to revoke his or her proxy at any time before it has been voted by filing with the Corporate Secretary of the Company an instrument revoking it, by submitting a substitute proxy bearing a later date, or by voting in person at the Meeting.

      Only stockholders of record of shares of Common Stock at the close of business on November 1, 2002, the record date for the Meeting fixed by the Board of Directors, are entitled to vote at the Meeting. On that date, there were outstanding and entitled to vote at the Meeting 49,079,398 shares of Common Stock, each of which is entitled to one vote at the Meeting.

      A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The affirmative vote of the holders of a plurality of the votes cast by the holders of shares entitled to vote thereon present in person or by proxy at the Meeting is required to elect a director. Action by the shareholders on other matters requires approval by at least a majority of the shares required to constitute a quorum. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting constitutes a quorum for the transaction of business.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information as of October 29, 2002, with respect to the beneficial ownership of the Common Stock, which constitutes the Company’s only outstanding class of voting securities, by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, (ii) each director and director nominee of the Company, (iii) the Named Executive Officers of the Company (as defined pursuant to the Securities Exchange Act of 1934), and (iv) all executive officers and directors of the Company as a group. Except as indicated, beneficial ownership includes the sole power to vote and to dispose of the securities in question. Except as indicated, no director or executive officer of the Company owned any other equity securities of the Company. Except as indicated below, the mailing address for each of the beneficial owners listed below is: c/o Alliance Gaming Corporation, 6601 South Bermuda Road, Las Vegas, Nevada 89119.

	Amount of
	Beneficial		Percent of
Beneficial Owner	Ownership		Class

Alfred Wilms	4,252,084	(1)	8.7%
Jacques André	116,860	(2)	*
Anthony DiCesare	439,864	(3)(4)	*
Joel Kirschbaum	2,656,602	(3)(5)	5.4%
Mark Lerner	34,644	(6)	*
Robert Miodunski	201,542	(7)	*
David Robbins	403,148	(8)	*
Robert L. Saxton	297,310	(9)	*
Kevin Verner	50,000	(10)	*
All executive officers and directors as a group	4,231,903	(11)	8.4%

     *     Less than 1%.

(1)	Mr. Wilms’ mailing address is 2, St. Jansvliet, bus 6-2000 Antwerp, Belgium.

(2)	Includes 18,284 shares owned and 98,576 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(3)	Upon consummation of the acquisition of Bally Gaming International, Inc., in 1996, the Company granted certain warrants to purchase 2,857,144 common shares (split-adjusted) to Gaming Systems Advisors, L.P. (“GSA”) pursuant to an agreement between the Company and GSA (“the GSA Advisory Agreement”). On a split-adjusted basis, these warrants had an exercise price of $1.31 per share and became exercisable in equal one-third tranches only when the Common Stock price reached $9.63, $11.38, and $13.13, respectively, for 30 consecutive trading days prior to June 18, 2002. Pursuant to information provided by Mr. Kirschbaum, as part of a distribution of assets from Kirkland — Ft. Worth Investment Partners, L.P. (“KFW”) and GSA to Kirkland Investment Corporation (“KIC”) and GSA, Inc. (“GSI”), general partner of KFW and GSA, respectively, on the one hand, and to Kirkland Investors, L.P. (“KI”), on the other hand, approximately 325,716 and 760,000 of such warrants were distributed to Mr. DiCesare and Mr. Kirschbaum, respectively. Other than the warrants distributed to Mr. DiCesare and Mr. Kirschbaum, Mr. DiCesare and Mr. Kirschbaum disclaim beneficial ownership of any of the warrants issued to KI. During fiscal 2002, the Common Stock achieved the price levels noted above and the warrants became exercisable and after adjustments to effect a “cashless exercise,” Mr. DiCesare and Mr. Kirschbaum received 284,104 and 699,732 shares, respectively, upon exercising all of their warrants.

(4)	Includes 396,636 shares owned and 43,228 shares subject to options that are currently exercisable or will become exercisable within 60 days. Excludes shares placed in a trust, a trustee of which is Mr. DiCesare’s wife. Mr. DiCesare disclaims any beneficial ownership of these shares.

(5)	Includes 2,030,390 shares owned and 626,212 shares subject to options that are currently exercisable or will become exercisable within 60 day.

(6)	Includes 20,476 shares owned and 14,168 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(7)	Includes 168,176 shares owned and 33,366 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(8)	Includes 40,000 shares owned and 363,148 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(9)	Includes 240,644 shares owned and 56,666 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(10)	Represents shares subject to options that are currently exercisable or will become exercisable within 60 days.

(11)	Includes 1,296,197 shares subject to options that are currently exercisable or will become exercisable within 60 days.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

      The Company’s bylaws provide that the Board of Directors shall consist of no fewer than three nor more than nine directors, with the exact number to be fixed by the Board of Directors. The Company’s bylaws provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class having a term of three years. The Board of Directors has fixed the number of directors at seven, three of whom will be elected at the Meeting.

      Anthony DiCesare, Joel Kirschbaum, and Kevin Verner have been nominated to serve for terms of three years each, each to serve until his respective successor has been elected and has qualified, and each has indicated his willingness to serve if elected. Proxies received by the Company in favor of their election will be voted for Messrs. DiCesare, Kirschbaum, and Verner. Although the Company does not anticipate that any nominee will be unavailable for election, in the event of such occurrence, the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

       The Board of Directors recommends a vote in favor of Messrs. DiCesare, Kirschbaum, and Verner.

       The following table sets forth the names of, and certain information with respect to, the three persons nominated by the Board of Directors at the Meeting and each other director of the Company who will continue to serve as a director after the Meeting.

		Director	Term
Nominees for Director	Age	Since	Expires	Principal Occupation

Anthony DiCesare(2)	40	1994	2002	Private Investor
Joel Kirschbaum(2)(3)	51	1994	2002	President — Kirkland Investment Corporation
Kevin Verner(1)(3)	44	2001	2002	Consultant

		Director	Term
Continuing Directors(4)	Age	Since	Expires	Principal Occupation

Robert Miodunski	51	2000	2003	President, Chief Executive Officer
David Robbins(1)(2)(3)	43	1997*	2003	Attorney and Investor
Jacques André(1)(3)	65	1996	2004	Vice President, A.T. Kearney Executive Search, an executive search firm

(1)	Member of the Audit Committee

(2)	Member of the Nominating Committee

(3)	Member of the Compensation Committee

(4)	Effective October 31, 2002, Morton Topfer resigned his position as board member. Mr. Topfer had been a board member from December 1997 to May 1999 and again from September 2000 to October 2002. He served on the Audit Committee and was chairman of the Compensation Committee.

*	See below

Director and Executive Officer Biographies

      Robert Miodunski joined Alliance as Senior Vice President-Route Group (Nevada) in March 1994. In November 1999 Mr. Miodunski was appointed as Chief Operating Officer of the Company; in April 2000 he was appointed as President, and in April 2001, was appointed Chief Executive Officer of the Company. From January 1991 to March 1994, Mr. Miodunski was President of Mulholland-Harper Company, a sign manufacturing and service company. From 1984 through 1990, Mr. Miodunski held various positions with

Federal Signal Company, the last of which was Vice President and General Manager of the Midwest Region of the Sign Group. Mr. Miodunski was elected to Alliance’s Board of Directors in February 2000.

      David Robbins served as a director from July 1994 to September 1997 and as Chairman of the Board of Directors of the Company from February 1997 to September 1997. In December 1997 he was again elected to the Board of Directors and since that time has served as Chairman of the Board. Mr. Robbins has been a practicing attorney since 1984; from September 1995 to the present with Reitler Brown LLC, where he was formerly a partner and is presently of counsel. Mr. Robbins is also a private investor and investment manager and has since October 2001 served on the board of directors of Medisys plc, a U.K. public company.

      Jacques André was appointed a director in August 1996. Since October 2002, Mr. André has been a Vice President of A.T. Kearney Executive Search. Mr. André was a partner with Ray & Berndtson, Inc., an international executive search firm, from 1975 until September 2002.

      Anthony DiCesare was appointed a director in July 1994. Mr. DiCesare was employed by KIC, which was the sole general partner of KFW, from April 1991 to July 1994. Mr. DiCesare served as Executive Vice President-Development of the Company from July 1994 through June 1997. While Mr. DiCesare is currently a New York-based employee of the Company, his principal occupation since June 1997 has been as a private investor.

      Joel Kirschbaum was appointed a director in July 1994 and served as Chairman of the Board of Directors of the Company from July 1994 to March 1995. Mr. Kirschbaum is the sole stockholder, director, and officer of KIC. He has been engaged in operating the businesses of KIC and KFW since January 1991 when KIC and KFW were established, and of GSI, the general partner of GSA, since June 1993. Prior to that time, he worked at Goldman, Sachs & Co. for thirteen years, during the last six of which he was a General Partner. When he established KIC and KFW, Mr. Kirschbaum resigned his general partnership interest in Goldman, Sachs & Co. and became a limited partner. Mr. Kirschbaum resigned his limited partnership interest in Goldman, Sachs & Co. in November 1993. While Mr. Kirschbaum is currently a New York-based employee of the Company, his principal occupation is as President of KIC.

      Kevin Verner was appointed as a director in April 2001. From 1997 to 2000, Mr. Verner held various positions with WMS Industries, Inc., and WMS Gaming, the last of which was Chief Operating Officer. Prior to his employment at WMS, Mr. Verner was Vice President of New Business Development at R.J. Reynolds Tobacco Co., where he held various marketing and senior management positions for sixteen years. Mr. Verner is currently CEO for Cognitive Learning Systems, Inc. and a CEO Advisor for Alpha Capital Fund III.

      Robert Saxton was appointed Senior Vice President, Chief Financial Officer and Treasurer in March 2000. Mr. Saxton joined the Company in 1982 as controller. He became a Vice President of United Coin Machine Co., a subsidiary of Alliance, in 1987 and was elected Vice President — Casino Operations for Alliance in December 1993, and Senior Vice President — Casino Group in June 1996. Mr. Saxton has also served as President of Rail City Casino from February 1994 until April 2002 and President of Rainbow Casino from March 1995 until April 2002, and currently serves as President of Video Services Inc. Mr. Saxton received a dual B.S. from the University of Nevada, Las Vegas, and is a certified public accountant.

      Mark Lerner was appointed Senior Vice President, General Counsel, and Secretary in August 2000. Mr. Lerner joined the Company in 1996 as assistant general counsel. Prior to his employment at the Company, Mr. Lerner was general counsel for Becker Gaming, Inc., from 1994 to 1996, was a partner with Jones, Jones, Close & Brown (now Jones Vargas), a Las Vegas law firm, from 1987 to 1994, and was deputy attorney general for the Nevada Gaming Commission and the State Gaming Control Board from 1983 to 1987.

      Steven Des Champs re-joined the Company in February 2000 as Vice President — Finance and was promoted to Chief Accounting Officer in August 2000. Mr. Des Champs was previously employed by the Company as Director of Finance from October 1995 to November 1998. From December 1998 to January 2000, Mr. Des Champs was the Chief Financial Officer for PDS Gaming, a provider of lease financing for the gaming industry. Prior to joining Alliance, Mr. Des Champs worked for the accounting firm of KPMG from 1988 to 1995. Mr. Des Champs is a certified public accountant in Nevada.

      Robert Woodson was appointed Vice President, Regulatory Compliance for Alliance Gaming Corporation in 1993, and Vice President, Regulatory Compliance for United Coin Machine Co. in 1992. Prior to joining the Company, Mr. Woodson was an auditor with the U.S. General Accounting Office from 1975 to 1978 and was an investigator and Deputy Chief of the Investigations Division with the Nevada Gaming Control Board from 1978 to 1988.

Vote Required

      The election of each director requires the affirmative vote of the holders of a plurality of the votes cast by the holders of shares entitled to vote thereon present in person or by proxy at the Meeting. Pursuant to the Company’s Articles of Incorporation, votes for directors may not be cumulated.

       The Board of Directors recommends a vote in favor of Messrs. DiCesare, Kirschbaum, and Verner.

PROPOSAL NO. 2:

AMENDMENT OF THE 2001 LONG-TERM INCENTIVE PLAN

      The stockholders of the Company will be asked to approve an amendment of the 2001 Long Term Incentive Plan (the “Plan”). The proposed amendment will increase the number of shares of Common Stock authorized for issuance on exercise of options under the Plan by 2,000,000 shares. On October 24, 2002, the Board of Directors adopted, subject to approval by the stockholders at the Meeting, the proposed amendment.

      The principal features of the Plan are summarized below. Copies of the Plan will be available at the Meeting and can also be obtained by making a written request to the Company’s Corporate Secretary at the address provided on the first page of this Proxy Statement. The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan.

Amendment to Plan

      The Amendment to the Plan will increase the aggregate number of shares of common stock authorized pursuant to the Plan from 2,000,000 to 4,000,000, subject to antidulition adjustment. These shares will be issued and issuable pursuant to all awards in the Plan. This increase is proposed in order to provide sufficient shares under the Plan to cover new award grants and to enable the Company to attract, retain and motivate directors, employees and designated paid consultants (as defined below) by providing for or increasing their proprietary interests.

Purpose of Plan.

      The Plan is intended to encourage stock ownership by directors, employees and designated paid consultants of the Company and its subsidiaries in order to increase their proprietary interest in the success of the Company, and to induce new and talented employee candidates to join the Company.

Administration.

      The Plan will be administered by the Board or, if the Board so determines, by the Compensation Committee (the Committee). However, except as otherwise provided below, in the case of awards to directors or officers subject to Section 16 of the Securities Exchange Act of 1934 (the Exchange Act), the Committee will have exclusive responsibility for and authority to administer the Plan unless the Board expressly determines otherwise. Subject to the foregoing and to the express provisions of the Plan, the Board or the Committee, as applicable, will have plenary authority in its sole discretion to make all determinations it deems necessary or advisable for the administration of the Plan. The membership of the Committee must at all times consist of not less than two members of the Board and must be constituted, if possible, to permit the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule (Rule 16b-3) and with the requirements of section 162(m) of the Internal Revenue Code of 1986, as amended (the Code). The Committee will have all of the powers and duties set forth in the Plan, as well as such additional powers and duties as the Board may delegate to it. However, the Board retains the right (i) to determine whether the shares of Stock reserved for issuance upon the exercise of options, Stock appreciation rights, or as restricted stock awarded under the Plan shall be issued shares or unissued shares, (ii) to appoint the members of the Committee, and (iii) to terminate or amend the Plan.

Number of Shares.

      The number of shares which may at any time be made subject to options or stock appreciation rights, or which may be issued upon the exercise of options or stock appreciation rights granted under the Plan or made subject to grants of restricted stock thereunder, is currently limited to an aggregate of 2,000,000, post-split shares of the Common Stock (the “Stock”). All grantees in the aggregate may currently not receive in any fiscal year awards of options and/or stock appreciation rights, in the aggregate, exceeding 2,000,000 underlying shares of Stock. Each individual Grantee may not receive in any fiscal year Awards of options and/or Stock Appreciation Rights exceeding 600,000 underlying shares of Stock. No more than 600,000 shares of Stock may be granted as Awards of restricted stock. To the extent that the aggregate fair market value of stock (determined at the time of grant of the option) for which Incentive Stock Options first become exercisable by a Grantee during a calendar year (under all option plans of the Company) exceeds $100,000, such Options shall be treated as Options that are not Incentive Stock Options.

      The shares reserved for issuance pursuant to the Plan may consist either of authorized but previously unissued shares of Stock, or of issued shares of Stock which have been reacquired by the Company, as determined from time to time by the Board. If any option or stock appreciation right granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, or any restricted stock awarded thereunder is forfeited for any reason, the shares of Stock allocable to the unexercised portion of such option or stock appreciation right or to the forfeited portion of such restricted stock award may again be made subject to an option, stock appreciation right or restricted stock award under the Plan.

Eligibility.

      Awards may be granted under the Plan to such paid consultants, directors and employees of the Company or of a subsidiary as designated by the Board or the Committee. However, Incentive Stock Options, as defined below, may be awarded only to regular full-time employees of the Company or a subsidiary (including, but not limited to, employees who serve as officers or directors). As used in the Plan, paid consultant means an independent contractor retained to perform continuing and substantial services for the Company or any of its subsidiaries, and designated as a paid consultant by the Board or the Committee, whose designation shall be conclusive. As of October 24, 2002, there were five officers, six directors (other than the CEO who is an officer and a director) and approximately 2,500 employees eligible to participate in the Plan. To date there have been no options granted from the additional shares resulting from the amendment to the Plan.

Options.

      The Plan is intended to authorize the Board or the Committee to grant, in its discretion, options that qualify as incentive stock options pursuant to Section 422 of the Code (Incentive Stock Options), or options that do not so qualify (as Nonstatutory Stock Options). The purchase price of each share of Stock subject to a stock option must be a stated price not less than the fair market value of such share of Stock on the date of grant, determined in accordance with the Plan. However, if an employee, at the time an Incentive Stock Option is granted to him, owns (or is deemed as a result of ownership by certain relatives or related entities to own) stock representing more than 10% of the total combined voting power of all classes of stock of the Company or of any of the subsidiaries, then the exercise price of each share of Stock subject to such Incentive Stock Option must be at least 110% of the fair market value of such share of Stock. In no event may a stock option be exercisable after the expiration of 10 years from the date of grant. However, an Incentive Stock Option granted to any employee as to whom the exercise price of each share of Stock subject thereto is required to be 110% of the fair market value of such share of Stock may not be exercisable after the expiration of five years from the date of grant. As of October 24, 2002, the closing price of the Company’s common stock was $17.26.

      The exercise price may be paid in cash or in shares of any class of issued and outstanding stock of the Company held for more than six months by the option holder, or partly in cash and partly in such shares of stock. If any portion of the exercise price is paid in shares of stock of the Company, such shares shall be valued at their fair market value, as determined in accordance with the Plan, as of the effective date of exercise of the Stock Option. The Board or the Committee may also permit grantees (either on a selective or group basis) to simultaneously exercise options and sell the shares of the Stock thereby acquired, pursuant to a cashless exercise arrangement or program selected by and approved in all respects in advance by the Board or the Committee.

Restricted Stock.

      The Board or the Committee may place such restrictions as it deems appropriate on any shares of restricted stock awarded under the Plan. In general, the restricted stock will vest proportionately in equal installments over a period of not less than three years from the date of grant of such award, as the Board or Committee determines, subject to continued service during any such period by the recipient as a director, employee or paid consultant of the Company or any of its subsidiaries. Except as indicated below and provided in the Plan, neither the Board nor the Committee will have the authority to otherwise accelerate the vesting of an award of restricted stock. Unless unvested shares are forfeited in accordance with the terms of such agreement, the recipient thereof will have full voting rights with respect to such shares as well as the right to receive any and all distributions thereon.

Stock Appreciation Rights.

      A stock appreciation right is an award granted with respect to a specified number of shares of Stock entitling the grantee to receive an amount equal to the excess of (i) the fair market value of a share of Stock on the date of exercise over (ii) the fair market value of a share of Stock on the date of grant of the stock appreciation right (the Base Price) multiplied by the number of shares of Stock with respect to which the stock appreciation right has been exercised. On and after the date of grant of any stock appreciation right hereunder, neither the Board nor the Committee will have the authority to reduce the Base Price thereof. A stock appreciation right may be granted in addition to any other award under the Plan or in tandem with or independent of any option. Upon exercise of a stock appreciation right, payment may be made in cash, in restricted stock or in shares of unrestricted Stock, or in any combination thereof, as the Board or the Committee, in its sole discretion, determines and provides in the relevant award agreement.

Termination of Employment.

      If an employee to whom an award has been granted under the Plan retires from employment with the Company or any of its Subsidiaries as a result of normal retirement or terminates employment with the Company after becoming permanently disabled (both as defined in or pursuant to the Plan), any restrictions then applicable to such award will lapse and it will thereafter be exercisable (in the case of options and stock appreciation rights) or transferable (in the case of restricted stock), in whole or in part, by the person to whom granted (or his duly appointed, qualified, and acting personal representative) at any time within the remaining term of such award, unless otherwise determined by the Board or the Committee at the time of grant. If a grantee dies, any Stock Option will be exercisable by such grantee’s estate or heir for its remaining term (but not more than two years). If a person to whom restricted stock has been awarded under the Plan dies prior to the lapse of all restrictions applicable to such restricted stock, any Unvested Shares held by such person on the date of his death will be forfeited, unless otherwise determined by the Board or the Committee at the time of grant. Except as otherwise provided in such person’s award, or grant, if a person to whom restricted stock has been awarded under the Plan otherwise ceases to be either a director, employee or paid consultant of the Company or a subsidiary, any unvested shares of restricted stock held by such person shall be forfeited as of the last date such person was either a director, employee or paid consultant of the Company or a Subsidiary, and if a person to whom an option or stock appreciation right has been granted under the Plan otherwise ceases to be either a director, employee or paid consultant of the Company or a Subsidiary, such option or stock appreciation right will continue to be exercisable or transferable to the same extent that it was exercisable on the last day on which such person was either a director, employee or paid consultant for a period of 60 days, or for such other period as may be determined by the Board or the Committee at the time of grant, whereupon such option or stock appreciation right will terminate and will not thereafter be exercisable. However, in the event of termination of employment, termination of service as a paid consultant or removal from office as a director for Cause (as defined below), any such option will terminate ten days thereafter or after such other period as may be determined by the Board or the Committee at the time of grant. For purposes of the Plan, Cause means (a) the grantee being convicted of a felony, (b) the grantee willfully committing an act of embezzlement or malfeasance which (i) is intended to materially enrich himself at the expense of the Company or any of its Subsidiaries or (ii) is otherwise intended materially to harm the Company, or (c) the grantee being rejected for an applicable license or approval by a gaming regulatory authority having jurisdiction over the Company as a result of an explicit finding of lack of suitability solely as a result of the grantee’s commission of a crime or an act of embezzlement or malfeasance.

Adjustments.

      In the event of any change in the number of shares of the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization or similar event, the Board or the Committee will adjust proportionally the number and kind of shares subject to the Plan, and the number, kind and per share stock appreciation right Base Price and exercise price (as the case may be) of shares then subject to unexercised options or stock appreciation rights. In the event of any merger, spin-off, split-off or other similar consolidation, reorganization or change affecting any class of stock of the Company (a Merger Event) subject to awards made under the Plan, or any distribution (other than normal cash dividends) to holders of such stock, fair and equitable provision and adjustment will be made in good faith by the Board or the Committee in respect of all unexercised options or stock appreciation rights to give proper effect to such event and preserve the value, rights and benefits of such options or stock appreciation rights. The Board or the Committee may, in the case of any Merger Event pursuant to which the Company is not the surviving corporation and pursuant to which the former of holders of the Stock do not hold more than a majority of the voting securities of the resulting entity immediately after each Merger Event, or in connection with any acquisition by any person of more than 50% of the outstanding shares of the Stock, provide that each option or stock appreciation right holder shall receive a cash payment (in exchange for and in cancellation of such option or stock appreciation right) equal to the difference (if positive) between the value of the per share consideration received by the holders of the stock in such Merger Event and the exercise or Base Price of such option or stock appreciation right, multiplied by the number of shares of the Stock underlying such option or stock appreciation right. In addition, in the event of any Merger Event pursuant to which all of the outstanding Stock held by the shareholders of the Company is exchanged for any lawful consideration, all unvested and unexercisable options or stock appreciation rights outstanding on the date on which shareholder approval of such Merger Event is obtained shall become fully vested and exercisable.

Amendment; Termination.

      The Board at any time may amend the Plan, subject to any required regulatory approval and subject to the limitation that no amendment will be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of the holders of a majority of the shares of the Company’s Voting Stock if such amendment would, but for such approval, prevent the issuance of Incentive Stock Options under the Plan or cause the Plan to no longer comply with the requirements of Section 162(m) of the Code. The Board at any time may suspend or terminate the Plan. The Plan, unless sooner terminated, will terminate on the 10th anniversary of its adoption by the Board but such termination will not affect any award theretofore granted.

Federal Income Tax Consequences

      The following discussion of the Plan’s federal income tax consequences is meant to be a summary of applicable federal tax law of the United States as currently in effect. State, local, and foreign tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Plan or of awards under the Plan. This discussion does not discuss all federal tax provisions that may apply to a recipient’s particular tax situation, including, but not limited to federal gift tax, estate tax and alternative minimum tax issues, and such tax laws may not correspond to the federal income tax treatment described herein.

      Because the federal income tax rules governing awards and related payments are complex, subject to frequent change and depend on individual circumstances, an optionee should consult his or her own tax advisor for particular federal, as well as state and local, income and other tax consequences prior to exercising options or other awards or disposing of stock acquired pursuant to awards. In addition, if an optionee is subject to the taxation of a foreign country but is working in the United States or if a recipient otherwise believes he or she may be subject to federal taxation in the United States, such a recipient should consult a tax advisor to determine if the recipient is subject to United States federal taxation.

      Nonstatutory Stock Options. A recipient will generally not realize taxable income upon the grant of a nonstatutory option, nor will the Company then be entitled to any deductions. Generally, upon exercise of nonstatutory options the recipient will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. The Company may be required to withhold taxes (including but not limited to employment and income taxes) on the ordinary income realized by an optionee upon exercise of nonstatutory options. Provided the shares received upon exercise of the nonstatutory stock option are held as a capital asset, upon the subsequent disposition of the shares, an optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the recipient’s basis for the shares. The recipient’s basis will be equal to the sum of the price paid for the shares and the amount of income realized upon exercise of the nonstatutory stock option. Any capital gain or loss will be characterized as long-term or short-term, depending upon the holding period of the shares.

      Incentive Stock Options. Except as discussed below, a recipient generally will not pay tax, and the Company will not receive a deduction, on the grant or the exercise of an incentive stock option, if a recipient exercises the option while in the employ of the Company (or one of the Company’s subsidiaries) or within three months following termination of employment (or one year, if the recipient’s termination was due to permanent and total disability).

      If a recipient sells the shares acquired upon the exercise of an incentive stock option at any time within one year after the date the Company transfers those shares or two years after the date the Company grants the incentive stock option (such a sale being referred to as a “Disqualifying Disposition”), then:

•	if the recipient’s sales price exceeds the price paid for the shares upon exercise of the incentive stock option, the recipient will recognize a capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and the recipient will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of shares on the date of exercise over the price paid for the shares upon exercise of the incentive stock option; or

•	if a recipient’s sales price is less than the price paid for the shares upon exercise of the incentive stock option, the recipient will recognize a capital loss equal to the excess of the price paid upon exercise of the incentive stock option over the sales price of the shares.

      The ordinary income recognized will generally be subject to employment and income withholding taxes in addition to any other taxes that might apply.

      If the recipient sells shares acquired upon exercise of an incentive stock option at any time after the shares have been held for at least one year after the date the Company transfers the shares pursuant to the exercise of the incentive stock option and at least two years after the date the Company grants the incentive stock option, then the recipient will recognize capital gain or loss equal to the difference between the sales price and the price paid upon exercise of the incentive stock option.

      The amount by which the fair market value of shares acquired upon exercise of an incentive stock option exceeds the price paid for the shares on the date of exercise will be included as a positive adjustment in the calculation of an optionee’s “alternative minimum taxable income” in the year of exercise. Before exercising an incentive stock option, a recipient should determine whether and to what extent exercise of an incentive stock option will result in alternative minimum tax in the year of exercise. A recipient should also consult a tax advisor about the possibility and desirability of making an election under Section 83(b) of the Internal Revenue Code upon the exercise of an incentive stock option.

      Withholding Obligations. Generally, the Company will be required to withhold applicable taxes with respect to any ordinary income recognized in connection with any awards made under the Plan. A recipient may be required to pay the withholding taxes to the Company or make other provisions satisfactory to the Company for the payment of the withholding taxes as a condition to the issuing of any common stock or the paying of any benefit under the Plan. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income attributable to transactions involving awards under the Plan.

      Special Rules for Awards Held by Insiders. If a recipient is an “insider” (a director or officer of the Company, or other individual subject to Section 16 of the Securities Exchange Act of 1934), the recipient may be required to defer the determination of the amount of income and the timing of income recognition in connection with an award under the Plan, and the beginning of the holding period for any shares received, until any period during which the recipient would be restricted from disposing of any shares received expires. A recipient will not be required to defer these determinations if he or she makes a valid Section 83(b) election. An 83(b) Election must be made within 30 days after exercise to recognize ordinary income based on the value of the shares on the date of exercise. In addition, special rules apply to an insider who exercises a stock option having an exercise price greater than the fair market value of the underlying common stock on the date of exercise. A recipient who is an insider should consult a tax advisor to determine the tax consequences of exercising options granted under the Plan and the desirability of making an election under Section 83(b) of the Internal Revenue Code.

      Other Tax Issues. A recipient generally may not deduct investment-related interest to the extent that this interest exceeds his or her net investment income for any taxable year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of common stock. A recipient may deduct any interest disallowed under this rule in later years, subject to the same limitation.

      Special rules will apply in cases where an optionee pays the exercise or purchase price of the option or applicable withholding tax obligations under the Plan by delivering previously owned shares of our common shares or by reducing the amount of shares otherwise issuable pursuant to the Plan. The surrender or reduction of such shares of our common shares will in specific circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired and may constitute a Disqualifying Disposition with respect to shares acquired upon exercise of an incentive stock option.

      Tax Effects for the Company. The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of any ordinary income an optionee recognizes.

Vote Required

      Stockholder approval of Proposal 2 requires the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the Meeting.

       The Company’s Board of Directors recommends that stockholders vote “for” Proposal 2.

PROPOSAL NO. 3:

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      At the meeting, a vote will be taken on a proposal by the Board of Directors to ratify the appointment of Deloitte & Touche LLP to act as independent public accountants of the Company for the fiscal year ending June 30, 2003. Deloitte & Touche LLP has audited the Company’s financial statements beginning with the fiscal year ended June 30, 2001. Stockholders approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the outstanding shares of stock voted at the meeting.

      Effective May 15, 2002, the Company dismissed Arthur Andersen LLP as its independent accounting firm.

      The report of Arthur Andersen LLP on the Company’s consolidated statement of operations, stockholders’ equity (deficiency) and cash flows for the one year period ending June 30, 2000, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

      There were no disagreements between the Company and Arthur Andersen LLP as to any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the financial statements for such periods within the meaning of Item 304(a)(1)(iv) of Regulation S-K.

      Effective May 15, 2002, the Company engaged the firm of Deloitte & Touche LLP as independent accountants. The Company’s Board of Directors approved the selection of Deloitte & Touche LLP as independent accountants upon the recommendation of the Company’s Audit Committee.

       The Board of Directors recommends a vote “for” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants.

Meetings of the Board of Directors; Committees

      During the fiscal year ended June 30, 2002, the Board of Directors held eight meetings. Each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and of all committees on which such person served during such period.

      Audit Committee. The Audit Committee of the Board of Directors is comprised of Messrs. André, Robbins (Chairman), and Verner. The functions of the Audit Committee include reviewing and making recommendations to the Board of Directors with respect to the engagement or re-engagement of an independent accounting firm to audit the Company’s financial statements for the then-current fiscal year; the policies and procedures of the Company and management in maintaining the Company’s books and records and furnishing information necessary to the independent auditors; the adequacy and implementation of the Company’s internal controls, including the internal audit function and the adequacy and competency of the related personnel; and such other matters relating to the Company’s financial affairs and accounts as the Audit Committee may in its discretion deem desirable. The Audit Committee met four times during the fiscal year ended June 30, 2002.

      Nominating Committee. The Nominating Committee of the Board of Directors is comprised of Messrs. DiCesare, Kirschbaum (Chairman) and Robbins. This Committee advises and makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors. The Nominating Committee did not formally hold a meeting during the fiscal year ended June 30, 2002; however, board of director nominations were approved by unanimous written consent of the Nominating Committee and subsequently approved for submission to a vote of the shareholders by unanimous vote of the full board. The Nominating Committee will in the future consider nominees recommended by stockholders. Stockholders should submit the names of proposed nominees in writing attention of the

Corporate Secretary, Alliance Gaming Corporation, 6601 South Bermuda Road, Las Vegas, Nevada 89119, along with appropriate background information.

      Compensation Committee. The Compensation Committee of the Board of Directors is comprised of Messrs. André, Kirschbaum, Robbins, and Verner. This Committee makes recommendations concerning the compensation of the Company’s executive officers. The Compensation Committee met four times during the fiscal year ended June 30, 2002.

Executive Compensation

      The following table sets forth the compensation paid or to be paid by the Company to the Company’s chief executive officer and the two other most highly compensated executive officers receiving over $100,000 per year (the “Named Executive Officers”) for services rendered in all capacities to the Company during the fiscal year ended June 30, 2002:

Summary Compensation Table *

						Long-Term
						Compensation

	Fiscal	Annual Compensation				Securities
	Year					Underlying
	Ended				Other Annual	Options/	All Other
Name and Principal Position	June 30,	Salary	Bonus		Compensation(2)	SARs(3)	Compensation(4)

Robert Miodunski(1)	2002	$426,923	$688,000		—	100,000	$4,759
President and Chief	2001	353,462	550,000		—	100,000	5,355
Executive Officer	2000	306,300	400,000	(5)	—	308,000	2,880
Robert Saxton(6)	2002	$313,846	$469,000		—	110,000	$5,300
Senior Vice President,	2001	296,154	375,000		—	60,000	4,529
Treasurer, and Chief	2000	267,100	243,967		—	100,000	2,880
Financial Officer
Mark Lerner(7)	2002	$220,000	$194,500		—	22,500	$5,250
Senior Vice President,	2001	219,170	192,500		—	20,000	4,279
Secretary, and General	2000	203,700	12,936		—	—	2,880
Counsel

*	As used in the tables provided under the caption “Executive Compensation,” the character “ — ” is used to represent zero.

(1)	Mr. Miodunski was appointed Chief Operating Officer of the Company in November 1999. In April 2000, Mr. Miodunski was appointed President, and in April 2001 was appointed Chief Executive Officer.

(2)	Excludes personal benefits in amounts less than the lesser of $50,000 or 10 percent of the total annual salary and bonus reported for the Named Executive Officer.

(3)	Share amounts have been adjusted to reflect the two-for-one stock splits effective August 22, 2001, and April 9, 2002.

(4)	“All Other Compensation” for fiscal year 2002 represents contributions made by the Company to the Company’s Profit Sharing 401(k) Plan.

(5)	Includes $100,000 sign on bonus pursuant to Mr. Miodunski’s employment at that time as Chief Operating Officer of the Company.

(6)	Mr. Saxton was appointed as Chief Financial Officer and Treasurer in March 2000.

(7)	Mr. Lerner was appointed Senior Vice President, General Counsel, and Secretary in August 2000.

Option/SAR Grants in Last Fiscal Year

      The following table relates to options granted during the fiscal year ended June 30, 2002 (post-split):

	Individual Grants					Potential Realizable
						Value at
			% of Total			Assumed Annual Rates of
			Options/SARs			Stock Price Appreciation
			Granted to			for Option Term(c)
	Options		Employees in	Exercise	Expiration
Name	Granted		Fiscal Year	Price	Date	5%	10%

Robert Miodunski	100,000	(a)	9.45%	$13.75	12/11/11	$865,000	$2,191,000
Robert Saxton	60,000	(a)	5.67%	8.11	7/10/11	306,000	775,000
Robert Saxton	50,000	(a)	4.72%	13.75	12/11/11	432,000	1,096,000
Mark Lerner	22,500	(a)	2.13%	13.75	12/11/11	195,000	493,000
David Robbins	20,000	(b)	1.89%	13.75	12/11/11	173,000	438,000
Jacques André	10,000	(b)	.94%	9.40	8/27/11	59,000	150,000
Jacques André	20,000	(b)	1.89%	13.75	12/11/11	173,000	438,000
Anthony DiCesare	20,000	(b)	1.89%	13.75	12/11/11	173,000	438,000
Joel Kirschbaum	20,000	(b)	1.89%	13.75	12/11/11	173,000	438,000
Mort Topfer	10,000	(b)	.94%	9.50	9/11/11	60,000	151,000
Mort Topfer	20,000	(b)	1.89%	13.75	12/11/11	173,000	438,000
Kevin Verner	20,000	(b)	1.89%	13.75	12/11/11	173,000	438,000

(a)	Options vest: one-third on the first anniversary thereof; one-third on the second anniversary thereof; one-third on the third anniversary thereof.

(b)	Options vested on grant date.

(c)	Amounts shown in these columns have been derived by multiplying the exercise price by the annual appreciation rates shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5 percent and 10 percent rates set by the Securities and Exchange Commission, and are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table reflects the options exercised during the fiscal year and outstanding options held by Named Executive Officers at June 30, 2002:

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		June 30, 2002		June 30, 2002(a)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert Miodunski	615,376	$8,294,457	33,333	166,667	$215,248	$430,502
Robert Saxton	369,628	5,186,633	—	130,000	—	486,481
Mark Lerner	93,900	1,055,865	—	29,168	—	74,725

(a)	Represents the amount by which the market value of the underlying stock at June 30, 2002 ($12.48 per share) exceeds the aggregate exercise price of the options.

Directors’ Compensation

      Arrangements with Directors: Directors of the Company who are also employees are generally not separately compensated for their services as directors. Compensation arrangements with other directors of the Company are as follows: (i) Chairman of the Board: $135,000 per year for services as Chairman of the Board and member of various committees, and (ii) other outside directors: $30,000 per year for services as a director and member of various committees. In addition, all directors, with the exception of the CEO who is a director, receive option grants of 40,000 shares upon appointment to the Board of Directors and 20,000 shares on the date of each Annual Meeting. All of these options are granted with an exercise price equal to fair market value on the grant date, vest immediately, and have a ten-year term. Additionally, all options granted to Directors of the Company remain outstanding for the full ten-year term, whether or not the director continues to be a director of the Company (unless the director resigns or is removed as a director before the expiration of the director’s term, in which event the options expire 60 days after resignation or removal). Directors are also reimbursed for their reasonable out-of-pocket expenses incurred on Company business. The Company may grant directors (both employee and non-employee) additional cash compensation and options as time commitments, responsibilities and other circumstances may warrant.

      Other Arrangements: Effective July 1, 1997, the Company entered into employment agreements (the “Agreements”) with Mr. DiCesare and Mr. Kirschbaum (each an “Employee” and collectively the “Employees”) pursuant to which each Employee is a New York-based employee and works on major strategic transactions involving the Company or its affiliates, including mergers, acquisitions, divestitures, joint ventures, the negotiation of strategic alliances or relationships, and financings and refinancings. The Employees are not expected to be involved in the day-to-day operations of the Company, are not expected to devote full-time to the business of the Company and may engage in outside activities, although they may not directly compete with the Company. Each Agreement expires on June 30, 2004. Under the Agreements, each Employee receives a base salary currently of $176,550, subject to annual inflation increases, and annual performance bonuses (each a “Bonus”) based upon annual performance goals determined by the Board of Directors and the Employee (which goals will generally relate without limitation to transactions of the type mentioned above involving the Company and/or one or more of its affiliates) and a target Bonus amount (and/or an appropriate minimum amount). If a goal is achieved, the Bonuses will be payable regardless of the level of the Employee’s involvement in the transaction. On termination of any Employee’s Agreement for any reason (including for “cause”), the Company may be required to pay Bonuses to such Employee for projects begun but not completed at the termination date assuming the bonusing event is completed no later that twenty-one months after the termination date. In addition, if the Company terminates an Employee without “cause,” or an Employee leaves the Company’s employ for “good reason” (as these terms are defined in the Agreements), the Employee will be entitled to receive for each remaining year of the term of the Agreements an amount equal to the highest aggregate Bonuses paid in any previous year as well as the base salary and other compensation provided for by the Agreements.

      The performance goals for each Employee for fiscal year 2002 were: (i) the closing of at least one “significant merger” with a value of at least $60 million and (ii) the closing of a “significant financing” with a value of at least $50 million. On the achievement of the performance goal set forth in clause (i), each Employee was to receive a minimum Bonus of $200,000. Upon the achievement of the performance goal set forth in clause (ii), each Employee was to receive a minimum Bonus of $125,000. The Employees received no bonuses for the fiscal year ended June 30, 2002. In addition to the Bonuses, the Agreements provide that the Board of Directors, in its sole discretion, may grant further discretionary bonuses to the Employees. No discretionary bonuses were paid during fiscal year 2002.

      Pursuant to the Agreements, an Employee may elect to restructure his relationship with the Company into that of a financial consultant or independent advisor, with compensation arrangements reflecting the nature of such relationship and the services to be provided in amounts reasonably consistent with the compensation and Bonuses payable over the term of the Agreements as contemplated therein, as determined reasonably and in good faith by the Board of Directors, but calculated and payable in a manner customary for financial consultant or independent advisor arrangements. If the Employee elects to restructure his relation-

ship with the Company, the Company and the Employee must negotiate in good faith to establish a restructured agreement with respect to the services to be provided under the Agreements.

      In addition, effective July 1, 1997, the Company has agreed to pay KIC over the term of the Agreements an annual amount, currently $980,500, subject to annual inflation increases, plus the cost of reasonable employee benefits to its support staff and reasonable out-of-pocket expenses incurred by KIC and its officers and employees to the extent related directly to the Company’s business or potential business (the “KIC Agreement”). The Company has the right to terminate the KIC Agreement upon twelve months’ notice if Mr. Kirschbaum’s employment under his Agreement is terminated for any reason other than by the Company without “cause” or by the Employee “for good reason” (as such terms are defined in the Agreements).

Employment and Severance Arrangements

      The Company is party to an employment agreement with Mr. Miodunski which generally provides for a base salary of $450,000 per year through and including December 31, 2004, participation in the Company’s compensation programs for corporate officers, and participation in the Company’s cash bonus program at amounts determined by the Board of Directors, and contains certain non-compete provisions. This agreement also calls for severance benefits of one year’s base salary if Mr. Miodunski is terminated prior to December 2004 without “cause” (as defined in Mr. Miodunski’s employment agreement).

      The Company is party to an employment agreement with Mr. Lerner which generally provides for a base salary (currently $225,000 per year), participation in the Company’s compensation programs for corporate officers, participation in the Company’s cash bonus program at amounts determined by the Board of Directors, and severance benefits of six months’ base salary if Mr. Lerner is terminated without cause.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      During the fiscal year ended June 30, 2002, the Compensation Committee of the Board of Directors of the Company met four times. The Compensation Committee is comprised of Messrs. André, Kirschbaum, Robbins, and Verner. During the last fiscal year, the entire Board of Directors generally participated in deliberations concerning the compensation of the Company’s executive officers. Other than as previously described elsewhere herein, no other member of the Company’s Board of Directors was an officer or employee of the Company or any subsidiary during the fiscal year ended June 30, 2002, or is a former officer of the Company or any subsidiary.

      Since July 1, 1998, certain directors have been involved in transactions in which Alliance was a party and in which the amount involved exceeded $60,000. See “Directors’ Compensation” and “Certain Relationships and Related Transactions.”

Certain Relationships and Related Transactions

      An agreement dated October 10, 1994, obligates the Company to pay Mr. Wilms, a former officer and director of the Company, $150,000 a year to be available to the Company for consulting services, subject to annual cost-of-living adjustments. As required by that agreement, the Company paid Mr. Wilms $189,800 during the year ended June 30, 2002.

      See also “Directors’ Compensation” and “Compensation Committee Interlocks and Insider Participation in Compensation Decisions.”

Board of Directors Report on Executive Compensation

      The Compensation Committee currently consists of Messrs. André, Kirschbaum, Robbins, and Verner. A formal charter for the Compensation Committee was adopted by the Board of Directors in 1998. This charter provides for the following duties to be carried out by this Committee:

•	Review and approve executive compensation philosophy.

•	Approve all executive compensation plans and structures.

•	Approve annual and long term incentive performance metrices; determine and approve payouts.

•	Approve compensation for the Company’s management executive committee (consisting of certain members of senior management) as well as the Senior Vice Presidents of Bally Gaming and Systems.

•	Approve plan payouts to the members of the management executive committee that are outside of approved parameters.

•	Review key appointments and promotions.

•	Recommend approval for all management incentive plans, including stock options, to the Board of Directors, and approve new change-in-control or special retention plans.

•	Approve bonus criteria, incentives, including stock options, and payouts for employee-directors.

      The Company’s compensation formulas for certain executives during the fiscal year ended June 30, 2002, were largely determined based on pre-existing contractual arrangements in place from the previous fiscal periods. The Compensation Committee believes as a general matter, but particularly with respect to senior executive officers, that the most effective method of compensation, and the method that most closely aligns management’s interest with those of the Company’s stockholders, is long-term compensation tied to the creation of stockholder value. The Compensation Committee believes that this method of compensation should constitute a significant portion of an executive’s compensation. Thus, it has been the Company’s policy where feasible and consistent with competitive market conditions to attempt to restrain base cash compensation while providing incentives for management to increase stockholder value. The Company hopes to achieve this goal through the use of (i) long-term stock options (that will not result in value to the holder unless the price of the Company’s Common Stock has appreciated) and (ii) cash bonuses tied to performance criteria (such as achievement of specific strategic, operational, or financial tasks or targets, such as cash flow return on assets and operating income) which the Board of Directors believes will result in increases in stockholder value. Stock option grants to management have exercise prices equal to the share price at the time of grant and have five to ten year terms. The Board of Directors believes the compensation philosophy outlined above has the greatest probability of achieving significant returns to stockholders.

      The Board of Directors’ compensation determinations have been and continue to be affected by various competitive factors including the requirements to attract top-flight talent to the Company. The Company believes that it will continue to be constrained by these competitive factors as there continues to be demand from competing businesses to attract management talent of the type the Company desires to recruit.

Respectfully submitted,

COMPENSATION COMMITTEE
Jacques André
Joel Kirschbaum
David Robbins
Kevin Verner

Report of the Audit Committee

      The Audit Committee is comprised of three members of the Board of Directors and operates under a written charter previously adopted by the Board. All of the members of the Audit Committee are independent as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors, among other things, the matters required to be discussed by SAS 61 (Communication with Public Audit Committees).

3. The Audit Committee has received the written disclosures and the representations from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP their independence.

4. Based on the review and discussion of the above information, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

David Robbins, Chairman
Jacques André
Kevin Verner

Fees paid to Independent Public Accountants

      For the fiscal year ended June 30, 2002, fees for services provided by Deloitte & Touche LLP were as follows:

A.	Audit of the financial statements for fiscal year ended June 30, 2002	$317,600
B.	Financial information systems design and implementation	—
C.	All other services, primarily tax consulting services	240,400

      The Audit Committee has considered the effect of non-audit services provided by Deloitte & Touche LLP on Deloitte & Touche LLP’s independence, and does not believe that such independence has been impaired or otherwise compromised.

      A representative of Deloitte & Touche LLP will be present at the Meeting, will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

Stock Performance Graph

      The following graph compares the Company’s cumulative total stockholder return on its Common Stock (no dividends have been paid thereon) for the past five fiscal years in the period ending June 30, 2001, with cumulative total return, assuming reinvestment of dividends, of (i) the Nasdaq Stock Market (U.S.) and (ii) an index of peer companies that the Company believes are comparable to the Company in terms of their lines of business. The presentation assumes $100 was invested on June 30, 1997 (the last trading day prior to the end of the Company’s 1997 fiscal year). The company peer group used in the graph below consists of Acres Gaming, International Gaming and Technology, Mikohn Gaming, Shuffle Master, and WMS Gaming and no longer includes Anchor Gaming(a).

COMPARISON OF 60 MONTH CUMULATIVE RETURN

	Data points

	6/97	6/98	6/99	6/00	6/01	6/02

ALLY	100	107	29	18	299	380
Nasdaq	100	132	189	280	151	103
Peer group	100	110	97	130	300	243

(a)	Anchor Gaming was acquired by International Gaming and Technology during the fiscal year ended June 30, 2002, and has therefore been removed from the peer group for all periods.

Compliance with Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10 percent of a registered class of the Company’s equity securities (“Insiders”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Insiders are required by the Commission’s regulations to furnish the Company with copies of all Section 16(a) reports filed by such persons. To the Company’s knowledge, based on its review of the copies of such reports furnished to the Company during the fiscal year ended June 30, 2002, all Section 16(a) filing requirements applicable to Insiders were complied with.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      In order for a stockholder proposal to be included in the Board of Directors’ Proxy Statement for the 2003 Annual Meeting of Stockholders, such proposal must be received at 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary, no later than the close of business on October 5, 2003 (except as otherwise provided in the bylaws) and must otherwise comply with the applicable provisions of the Securities Exchange Act of 1934.

OTHER MATTERS

      The Board of Directors does not know of any other matter that will be brought before the Meeting. However, if any other matter that may properly be acted upon properly comes before the Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

      You are urged to sign, date, and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

By Order of the Board of Directors

Mark Lerner
Senior Vice President and Secretary

ALLIANCE GAMING CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – DECEMBER 3, 2002

(THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

The undersigned stockholder of Alliance Gaming Corporation hereby appoints Mark Lerner and Robert Saxton, each with full power of substitution, proxy to vote all shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Alliance Gaming Corporation to be held at the Four Seasons Hotel, 3960 Las Vegas Blvd. South, Las Vegas, Nevada, on December 3, 2002, at 10:00 a.m. (local time), or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES AND FOR PROPOSALS 2 AND 3 REFERRED TO HEREIN.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

A	[X]	Please mark your votes as in this example

FOR all nominees listed at right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees at right

1.	ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)	[ ]	[ ]	Nominees:	Anthony DiCesare Joel Kirschbaum Kevin Verner

Instruction: To withhold authority to vote for an
individual nominee, write the nominee’s name
in the space provided below

		FOR	AGAINST	ABSTAIN
2.	Approval of an amendment to the Company’s 2001 Long-Term Incentive Plan to increase the number of shares issuable by 2,000,000 shares	[ ]	[ ]	[ ]

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for fiscal year 2003	[ ]	[ ]	[ ]

4.	IN THE BOARD’S DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS AS DIRECTORS AND FOR PROPOSALS 2 AND 3.

Signature of Stockholder		Dated:	, 2002

(SIGNATURE IF HELD JOINTLY)

NOTE:	Please date and sign exactly as your name appears hereon. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc., should use full title and, if more than one all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer.